As Filed With the Securities and Exchange Commission on December
31, 2009
                                                     Registration
No. 333-______
=====================================================================
                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                             FORM S-1/A-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         KAMA RESOURCES INC.
       (Exact name of registrant as specified in its charter))

         Nevada                           6199                  N/A
(State or other jurisdiction   (Primary Standard Industrial (IRS Employer
     of organization)              Classification Code)   Identification #)

                 Suite 1707-B, 17th Floor, CTS Center
                       219 Zhong Shan Wu Road
                       Guangzhou, China 510030
                          Tel. 8613808821282
                          Fax. 862083332588
         (Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

                   American Corporate Register Inc.
                      711 S Carson Street Ste 6
                      Carson City, Nevada 89701
                            (619) 275-1040
      (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

                           with a copy to:

                      Fusion Business Group Inc.
                       2498 West 41 Avenue #232
             Vancouver, British Columbia, Canada, V6M 2A7
               Tel: (604) 269-6622 Fax: (604) 269-6623

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration
Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]
1
If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                             Accelerated
filer [ ]
Non-accelerated  filer [ ]                         Smaller reporting
company [x]
(Do not check if smaller reporting company)

 CALCULATION OF REGISTRATION FEE
=====================================================================
Securities to be   Amount To Be   Offering Price     Aggregate
Registration
be Registered      Registered       Per Share      Offering Price  Fee [1]


--------------------------------------------------------------------------------
Common Stock:       2,000,000          0.01           $20,000       $1.43

=====================================================================
[1] Estimated solely for purposes of calculating the registration fee under
     Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=====================================================================

PROSPECTUS

2
			KAMA RESOURCES INC.

                   2,000,000 SHARES OF COMMON STOCK
                1,000,000 MINIMUM   2,000,000 MAXIMUM
     to be sold by the registrant as issuer and by Mr. Dayong Sun

This is the initial public offering of common stock of Kama
Resources Inc. and no public market currently exists for these shares. Kama Resources Inc. is offering for sale up to 2,000,000 shares of our common stock on a "self-written", best efforts basis at a fixed price of $0.01 per share for the duration of the offering.

We are offering a minimum of 1,000,000 up to a maximum of 2,000,000 of our common stock. In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. Our minimum offering of 1,000,000 shares will raise $10,000 in new capital, a net proceed of $5,000. Our maximum offering of 2,000,000 shares will raise $20,000 in new capital, a net proceed of $15,000.

The sales price to the public is fixed at $0.01 per share for the duration of the offering. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board.

Our shares are of common stock and are not traded anywhere.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS"
STARTING AT
PAGE 7.

                   Price to     Expenses        Proceeds to Us
                   Public

Per Share -        $0.01        $0.005          $0.005
Maximum

Per Share -        $0.01        $0.0025         $0.0075
Maximum

Minimum            $10,000      $5,000          $5,000

Maximum            $20,000      $5,000          $15,000


To operate for the next twelve months, the business must receive a minimum of $5,000 in net proceeds from the sale of common shares. The new capital of $5,000 will be used to build our website. In addition, the money will be used to promote our business through marketing and advertising activities. If we receive the maximum funding for $15,000 in net proceeds, we will increase our marketing
and advertising spending.      Please see page 11, use of proceeds
for additional information.

3
The opportunity to move forward with our business is contingent upon the sales of common shares. To implement our business plan, the sales of our common shares must reach the minimum of 1,000,000 shares. Without sufficient funding, which is a minimum of $5,000 in net proceeds, we will be unable to continue our business; therefore, we may cease operations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Dealer Prospectus Delivery Obligation
Until (insert date {90 days from effective date}), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


The date of this prospectus is_______________.

























4




TABLE OF CONTENTS

                                                     Page No.

Summary of Prospectus                                5

Risk Factors                                         8

Use of Proceeds                                      13

Determination of Offering Price                      14

Dilution of the Price You Pay for Your Shares        14

Plan of Distribution; Terms of the Offering          16

Management's Discussion and Analysis of Financial    20
Condition
 and Results of Operations

Business                                             23

Management                                           25

Executive Compensation                               27

Principal Shareholders                               28

Description of Securities                            29

Certain Transactions                                 30

Litigation                                           30

Experts                                              31

Legal Matters                                        31

Financial Statements                                 32



SUMMARY OF PROSPECTUS

OUR BUSINESS

Kama Resources Inc. was incorporated in the state of Nevada on October 19, 2009. Kama intends
5
to develop and become a servicer for non-traditional automobile finance loans for car dealerships. Kama will specialize in mitigating loan losses and maximizing total dollars collected for holders of non-traditional automobile loan portfolios. Essentially, our service will aid the customer in finding the best, and/or lowest price loan tailored to their specific financial circumstances. The initial region we plan to market our service in will be Changchun, Jilin, China.

We currently have not advanced beyond the business plan state since our inception until the date of this filing. We plan to raise initial seed financing through the sale of our common shares as described in this offering. The initial seed financing will be put towards designing and writing software, and paying for costs related to registering the Company's common stock for public sale. We anticipate that in order for us to begin commercialization of our website and software, we will need to raise additional capital. Currently, we estimate that a minimum of $5,000, in net proceeds, must be raised to sustain operations over the next twelve months.
We expect that this funding will allow for us to initiate the marketing and development of our business. We currently do not have any specific plans to raise funds and the funds being obtained through this offering will not be sufficient enough resources to develop our software. Please see the Management's Discussion and Analysis on Page 18 for more information

We do not intend to open any new stores; enter in to any new type of business; or, purchase other assets in the next twelve month period following the date of this prospectus. From inception until the date of filing, we have had no material operating activities. Our current cash balance is $1, 240. We anticipate that our current cash balance will not satisfy our current cash needs for the following twelve month period. We are applying to become a public reporting company in order to raise initial seed financing for the Company's operations and to make the

Company a more attractive investment candidate for prospective investors.


If this offering raises the minimum of $5,000 or the maximum of $15,000 in net proceeds, we expect that the capital investment of those amounts will allow for us to begin basic operations for the next twelve months. With the minimum of $5,000 the company will initiate development of our business website to establish presence in the marketplace. Next, the money received will support our marketing initiatives to penetrate the auto loan finance sector; If we are able to acquire the maximum of $15,000, we will raise our expenditures on marketing activities to build our brand more effectively.








6
THE OFFERING

Following is a brief summary of this offering:

Securities being offered by     A minimum of 1,000,000 and a
the Company                     maximum of 2,000,000 shares of
                                common stock, par value $0.001

Offering price per share        $0.01

Offering period                 Our shares are being offered
                                for a period not to exceed 270
                                days.

Net proceeds to us              Approximately $15,000 assuming
                                the maximum number of shares
                                are sold.
                                Approximately 5,000 assuming
                                the minimum number of shares
                                are sold.

Number of shares outstanding    3,000,000
before the offering

Number of shares outstanding    5,000,000
after the maximum amount of
shares are sold

Number of shares outstanding    4,000,000
after the minimum amount of
shares  are sold


SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

Balance Sheet

                     As of October 31,     As of January 31,
                     2009                  2010
                     (Audited)             (Unaudited)

Total Assets         $ 2,743               $ 1,240

Total Liabilities    $ 0                   $ 0

Stockholders'        $ 0                   $ 0
Deficit





7
Income Statement

                     For the Three Months  October 19 ,2009
                     Ended January 31,     (Inception) to
                     2010                  January 31, 2010

Revenue              $0                    $0

Total Expenses       $ 1,503               $ 1,760

Net Loss             $ 1,503               $ 1,760


RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK .


RISKS ASSOCIATED WITH KAMA RESOURCES INC.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THESE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH
CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that we may not be able to achieve our objectives and may have to suspend or cease operations.

Our auditors have issued a going concern opinion as at October 31, 2009. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

Because all of our assets and our officers and directors are located outside of the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our director and officer are a national and/or resident of other countries other than the United States, and all or a substantial portion of such persons assets are located outside of the United States. As a result it may be difficult for an investor to effect service process or enforce within the United States and judgments contained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities law of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our directors and officer predicated upon the civil liability provisions of the securities law of the United States or
8
any state there, or be competent to hear original actions brought in Canada or other jurisdictions against us or our officers and director predicated upon the securities law of the United States or any state thereof.

Because we have only one officer and director who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties or assessments against us.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosures and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they would be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

Because our sole executive officer will be devoting limited time to our operations, our operations could be sporadic which may result in periodic interruptions or suspensions of operations and a lack of revenues which may cause to cease operations.

Dayong Sun, our sole executive officer will only be devoting limited time to our operations. Mr. Sun will be devoting approximately twenty hours a weeks to our operation. Because Mr. Sun will be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Sun. As a result, operations may be periodically interrupted or suspended which could result in lack of revenues and a possible cessation of operations.

Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations.

We do not maintain insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have the sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

Because we have not generated revenues since our inception, the business must secure the minimum investment through sales of common shares to sustain operations for the next twelve months and maintain the status of going concern.

We currently have limited working capital to sustain or move forward with our business activities. In the event that we receive the minimum investment of $10,000 with net proceeds of $5,000, our company will hold a total of $6,240 in cash and cash equivalent. If sales of common shares reach the maximum offering of 2,000,000 shares, we will receive $20,000 with net proceeds of $15,000. With $15,000 of fresh capital, our company will hold a total of $16,240 in cash and cash equivalent to sustain for the next twelve months.
9
We Lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on October 19, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $1,760 for filing fees and general office expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     *    completion of this offering;
     *    our ability to attract customers who will buy our service
from    us; and,
     * our ability to generate revenues through the sale of our service.

Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

If we do not attract customers, we will not make a profit which ultimately will result in a cessation of operations.

We have no customers. We have not identified any customers and we cannot guarantee we will ever have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and are unable to raise them we will have to terminate our operations.

We have not yet started our business. We need the proceeds from this offering to start our operations. If the maximum of $20,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and are unable to raise the money, we will have to cease operations.

If we do not make a profit, we may have to suspend or cease operations.

Since we are small and do not have much capital, we must limit marketing our services. The sale of goods is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

10
Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our sole officer and director, Mr. Dayong Sun, will only be devoting limited time to our operations. Mr. Dayong Sun, our president and sole director will be devoting approximately 20 hours per week of his working time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because we have only one officer and director who has no formal training in financial accounting and management, who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the securities exchange act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

11
Because our sole officer and director who is also our sole promoter, will own 89% of our total outstanding common stock, he will retain control of us and will be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of our shares.

Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Dayong Sun will own 60% of the total outstanding common stock. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Dayong Sun will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Because the sec imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

Our shares would be classified as penny stocks and are covered by
Section 15(g)of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

Finra sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our
12
common stock, which may limit your ability to buy and sell our stock and


USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 common shares (half), 2,000,000 common shares (total) basis. The table below sets forth the use of proceeds if 1,000,000 or 2,000,000 common shares of the offering are sold.

                          1,000,000           2,000,000

Gross proceeds            $ 10,000            $ 20,000

Offering expenses         $ 5,000             $  5,000

Net proceeds              $ 5,000             $ 15,000

The net proceeds will be
used as follows:

   Website development    $  3,000            $   3,000

    Marketing an          $  1,000            $   7,000
advertising

    Audit, accounting     $  1,000            $   5,000
and filing fees

TOTAL                     $  5,000            $  15,000

Total offering expenses of $5,000 to be paid from the proceeds of the offering are for legal fees and auditing fees related to this offering. No other expenses of the offering will be paid from the proceeds.

Dayong Sun, our sole officer and director, determined that the $5,000 in net proceeds would allow us to sustain operations for twelve months, including filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. The proceeds from the offering will allow us to operate for twelve months. During this time, we will locate capital, meet with banks, private investors, and attempt to grow our business plan. Then, we plan on packaging this information into company brochures for marketing purposes to various auto dealerships. Should this prove to be successful, we will then assemble a sales force to visit car dealers, trade shows, and be presented at booths in malls and other places of interest.


After the completion of this offering, we intend to initiate the development of our website "WWW.KAMARESOURCES.CN" We intend to hire an outside web designer to assist us in designing and building our website. We have budgeted $3,000 to build our website, as well as maintenance for the next twelve months.
13

Concurrently, we will roll out our marketing and advertising activities to promote our company and increase traffic for our website. In the best case scenario, in which we secure $20,000, a net proceed of $15,000, we will budget $7,000 towards marketing and advertising for the next twelve months. In the months ahead, we will advertise in local newspapers, magazines, city billboards, etc. We also intend to design and develop our corporate brochure which will advertise our services, our prices and will be delivered to all automobile dealers in the area.

We estimate our auditing and accounting fees to be $5,000 during the next twelve months.


DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $20,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

     *    our lack of operating history;
     *    the proceeds to be raised by the offering;
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder; and
     *    our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of October 31, 2009, the net tangible book value of our shares of common stock was a deficit of ($257) or approximately ($0.001) per share based upon 3,000,000 shares outstanding.

IF 100% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event all of our shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $23,000 or approximately $0.0046 per share. The net tangible book value of our shares held by our existing stockholder will be increased by $0.0036 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0046 per share

14
After completion of this offering, if 2,000,000 shares are sold, you will own 40% of the total number of outstanding shares for which you will have made a cash investment of $20,000, or $0.01 per share. Our existing stockholders will own 60% of the total number of outstanding shares for which they have made cash contributions totaling $3,000.00 or approximately $0.001 per share.

IF 62.5% OF THE SHARES ARE SOLD:

Upon completion of this offering, in the event 62.5% of the shares are sold, the net tangible book value of the 4,250,000 shares then outstanding will be $15,500, or approximately $0.00365 per share. The net tangible book value of our shares held by our existing stockholders will be increased by $0.00265 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.00365 per share.

After completion of this offering, if 1,250,000 shares are sold, you will own approximately 29% of the total number of outstanding shares for which you will have made a cash investment of $12,500, or $0.01 per share. Our existing stockholders will own approximately 70% of the total number of outstanding shares for which they have made cash contributions totaling $3,000.00 or approximately $0.001 per share.

IF 1,000,000 SHARES ARE SOLD:

Upon completion of this offering, in the event 50% of shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $13,000, or approximately $0.00325 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00225 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.00325 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 25% of the total number of outstanding shares for which you will have made a cash investment of $10,000, or $0.01 per share. Our existing stockholders will own approximately 75% of the total number of outstanding shares for which they have made cash contributions totaling $3,000.00 or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:

Price per share
                     $  0.001
Net tangible book value per share before offering
$  0.001
Potential gain to existing shareholders
        $  15,000
Net tangible book value per share after offering
  $  0.0046

15
Increase to present stockholders in net tangible book
value per share after offering
             $   0.0036
Capital contributions
                 $    3,000
Number of shares outstanding before the offering
 3,000,000

Number of shares after offering assuming the sale of the maximum number of shares
                    5,000,000
Percentage of ownership after offering
        60%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share
                         $      0.01
Dilution per share
                       $    0.0046
Capital contributions
                     $    20,000
Number of shares after offering held by public investors
  2,000,000
 Percentage of capital contributions by existing shareholders
     13.04%
Percentage of capital contributions by new investors
        86.96%
Percentage of ownership after offering
                 40%

PURCHASERS OF SHARES IN THIS OFFERING IF 62.5% OF SHARES SOLD

Price per share
                          $     0.01
Dilution per share
                        $    0.00365
Capital contributions
                      $    12,500
Number of shares after offering held by public investors
  1,250,000
Percentage of capital contributions by existing shareholders
    19.355%
Percentage of capital contributions by new investors
       80.645%
Percentage of ownership after offering
                 29%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share
                              $     0.01
Dilution per share
                            $  0.00325
Capital contributions
                          $   10,000
Percentage of capital contributions by existing shareholders
     23.08%
Percentage of capital contributions by new investors
        76.92%
Number of shares after offering held by public investors
  1,000,000
Percentage of ownership after offering
                25%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.01 per share. Funds from this offering will be placed in a separate bank account at US Bank, 2385 North Oxnard Blvd,
16
Oxnard, CA,93036. The bank's telephone number is (805) 604-2200. The funds will be maintained in a separate bank until we receive a minimum of $10,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $10,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $10,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering. The following are material changes that would entitle you to a refund of your money:

     *    an extension of the offering period beyond 270 days;
     *    a change in the offering price;
     *    a change in the minimum sales requirement;
     * a change to allow sales to affiliates in order to meet the minimum sales requirement; or
     * a change in the amount of proceeds necessary to release the funds held in the separate bank account.

If any of the above material changes occur, a new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through Dayong Sun, our sole officer and director. He will not receive a commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; 17
     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that He (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

Dayong Sun is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Dayong Sun will also distribute the prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our shares outside of the United States.

SECTION 15(g) OF THE EXCHANGE ACT - PENNY STOCK RULES

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
18
      * contains a brief, clear, narrative description of a dealer market, including "BID" and "ASK" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or this comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

REGULATION M

Our sole officer and director, who will sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

19
PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

     1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

     2. Deliver a check, wire transfer, bank draft, money order or cash to us for acceptance or rejection.

All checks for subscriptions must be made payable to "KAMA RESOURCES
INC.".

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND RESULTS OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin implementing and marketing our dealerships to our target markets. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Whether we raise the minimum or maximum amount of money in this offering, any amount raised will last twelve months. The difference between the minimum and maximum
20
amount relates to the website development; marketing and advertising; equipment and office furniture; and hiring one employee. In each case, if we raise the maximum amount, we will devote more funds to the same in order to enhance the quality of the website and promote our business plan to potential customers. We will not begin operations until we raise money from this offering.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should He not have sufficient experience, He may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

PLAN OF OPERATION

Dayong Sun, our sole officer and director, has determined that we must raise the minimum amount of $10,000 with net proceeds of $5,000 to satisfy our cash requirements during the next twelve months.
We will not be conducting any product research or development. We do not expect to purchase any significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our goal is to commence our operations.
We intend to accomplish the foregoing through the following milestones:

     1. Complete our public offering. We believe that we will raise sufficient capital to begin our operations, and we believe that this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

     2. After completion of the offering, we will immediately begin to develop our website. We believe that our website can be fully operational within 180 days. We also intend to design and develop our "Kama Resources Corporate Brochures" which will advertise our service and our prices. In the beginning of our business operations we plan to advertise our business on the local billboards.

     3. After our website is established, we intend to begin to market our business to potential customers and investors through our website, our brochures, billboard advertisement and by personal contacts through Dayong Sun, our president. We will also design a brochure and deliver it to the mailboxes of the residents in the area of the city of Changchun.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else. 21
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are still in the development stage and have not yet generated any revenues.
We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

In addition to this offering, we are seeking equity financing in order to obtain the capital required to implement our business plan.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON OCTOBER 19, 2009 TO OCTOBER 30, 2009

During this period we incorporated the company, and hired an auditor for the preparation of this registration statement. We also prepared an internal business plan. We have not yet started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 120 days after we complete this offering.

Since inception, we have issued 3,000,000 shares of common stock to our sole officer and director.


LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers to utilize our service, we may use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations. At present, we have not made any arrangements to raise additional capital, other than through this offering.

Our sole officer and director, Dayong Sun, has determined that we will need to sell 1,000,000 shares and raise the minimum amount of $10,000, which will amount to $5,000 in net proceeds from the offering to conduct our business for twelve months from the date of filing. Currently the Company has $1,240 in cash reserves and therefore cannot sustain any period of
22
operations without raising capital from this offering or from loans from our sole officer and director.

Our sole officer and director is willing to loan us money for our operations until this offering has been completed or until the offering period has expired. If we need additional capital and cannot raise it we will either have to suspend operations until we do raise the capital or cease operations entirely.Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 3,000,000 shares of common stock pursuant to an exemption from registration contained in Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933. This was accounted for as a sale of common stock.

As of January 31, 2010, our total assets were $1,240 and our total liabilities were $0.

                               BUSINESS

GENERAL

We were incorporated in the State of Nevada on October 19, 2009. We have not started operations. We are developing a website "WWW.KAMARESOURCES.CN" and also designing and developing our "Kama Corporate Brochure" which will advertise our service, our prices and would be delivered to all residents in the area. In the beginning of our business operations, we plan to advertise our business on the local billboards that will promote our business.

We have not yet generated any revenues and the only operations that we have engaged in is the development of a business plan concept.
Our business office is located at Suite 1707-B, 17th Floor, CTS
Center, 219 Zhong Shan Wu Road, Guangzhou, China 510030. Our telephone number is 8613808821282. This is the office of our President, Dayong Sun.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not yet begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our advisory services by the public.

OUR STRATEGY

Our essential business is to provide tailored loans for customers who are seeking to purchase
23
an automobile. We aim to provide customers with lowest price loans that are most appropriate based on their financial circumstances. Currently, we do not have any customers or any contracts for our services. We also have not yet commenced any operations. Once we have received our new capital through our offering, we will launch a series of marketing activities. Our marketing campaigns are meant to generate awareness for our company, and also, direct traffic to our website. Our targets can navigate through our website and can contact our director for more details regarding products offered.

TARGET MARKET

We intend to target the city of Changchun, China. In our first year of operation, we plan to target car buyers that seek alternative loan services.

REGULATORY REQUIREMENTS

We might be required to obtain special licenses, or meet special regulatory requirements before establishing our business, other than a business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended services, then our business may suffer. For example, if we were required to obtain a government issued license for the purpose of opening the business, then we may not be able to qualify for such a license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer.

MARKETING

Initially, our services will be promoted by Dayong Sun. He will discuss our services with his friends and business associates. We also anticipate utilizing other marketing avenues in our attempt to make our services known to the general public and attract potential customers. These marketing activities will be designed to inform potential customers about the benefits of using our services and may include the following: development and distribution of marketing literature; direct mail and email advertising; billboards advertisement and, promotion of our web site.

REVENUE

We intend to generate revenues by selling our services. Therefore, we will require substantial start-up capital in order to setup our business and begin operations. Dayong Sun, our solee officer and director, will be devoting approximately 20 hours a week of his time to our operations. Mr. Sun is only able to devote this amount of time due to his current employment situation at the Qiming Information and Technology Co.

Once we begin operations Mr. Sun has agreed to commit more time than the 20 hours per week Mr. Sun currently devotes. Because Dayong Sun will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Dayong Sun. As a result, operations may be periodically interrupted or suspended which could result in a
24
lack of revenues and a cessation of operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees when theyare needed.

OFFICES

Our offices are currently located at Suite 1707-B, 17th Floor, CTS Center, 219 Zhong Shan Wu Road, Guangzhou, China 510030. Our telephone number is 8613808821282. As of this point in time, there is no cost to our company for this office space nor is there any lease.

                              MANAGEMENT

OFFICERS AND DIRECTORS

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one year and serves until his successor is duly elected and qualified, or until He is removed from office. Our board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address          Age      Positions
----------------          ---      ---------

Dayong Sun                37   President, Chief Executive Officer,
				Secretary,Treasurer,Chief Financial
Suite 1707-B, 17th Floor           Officer, and the sole member of
CTS Center, 219 Zhong Shan          the Board of Directors
Wu Road, Guangzhou, China
510030



The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OUR SOLE OFFICER AND DIRECTOR

DAYONG SUN - PRESIDENT, CHIEF EXECUTIVE OFFICER, SECRETARY,
TREASURER, CHIEF FINANCIAL OFFICER, PRINCIPAL ACCOUNTING OFFICER AND OUR SOLE DIRECTOR.

25
Sun, Dayong
1986   1990    University of Jilin
2519 Jiefang rd. Changchun Jilin, China
Bachelor degree of mechanical and electronic engineering

1991   1994    Electronic engineer @ FAW Group (biggest car
manufactor in China, assembles Audi, VW, TOYOTA, Mazda)
No.2259 Dongfeng Street, Changchun, P.R.China
1995   1998    Changchun Computer College
369 Xueyuan st. Changchun Jilin
Diploma of programming
2000   2004    Qiming Information Technology Co.
          A sub company of FAW Group.  Develops software for cars.
Programmer
2004 - 2009    Project manager at Qiming Information and Technology Co.


Since October 19, 2009, Dayong Sun has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of our Board of Directors. Since June 2004 Mr. Sun has been working as a programmer at Qiming Information Technology Co. in Changchun, China. From September 1986 until June 1990 Dayong Sun attended University of Jilin, China at which time he received his Bachelor's Degree in Mechanical and Electrical Engineering. Dayong Sun devotes approximately 20 hours per week to our operations, and will devote additional time as required. Dayong Sun is not an officer or director of any other reporting company.

AUDIT COMMITTEE FINANCIAL EXPERT

The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

CONFLICTS OF INTEREST

Dayong Sun devotes approximately 20 hours per week to our Company. The only conflict that exists is Dayong Sun's devotion of time to other projects. We have no provisions for handling conflicts of interest should they arise in the future; however, Dayong Sun has agreed not to engage in any business activity which conflicts with our activities.

                             EXECUTIVE COMPENSATION
26
The following table sets forth the compensation paid by us from inception on October 19, 2009, through October 31, 2009, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

                           SUMMARY COMPENSATION TABLE




            Year      Salary  $    Bonus $ Stock        Option       Non-Equity    Non-qualified   All Other   Total $
Name                                       Awards $     Awards $     Incentive     Deferred        Compensation
and                                                                  Plan          Compensation    $
Principal                                                            Compensation  Earnings $
Posi                                                                 $
tion



Dayong Sun
President,  2009      0            0       0            0            0             0               0           0
Secretary/Treasurer,
Director


We do not have any employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin to attain profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

Our sole director does not receive any compensation for serving as a member of the board of directors.

27
INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if He acted in good faith and in a manner He reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which He is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects their ownership assuming the sale of all of the shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and               Number of Shares of     Percentage of        Number of Shares       Percentage of Ownership
Address of             Before the Offering     Ownership Before     After Offering         After the Offering Assuming
Beneficial Owner                               the Offering         Assuming all of the    all of the Shares are Sold
                                                                    Shares are Sold

Dayong Sun             3,000,000               100%                 5,000,000              60%
Room 1707-B, 219
Zhong shan Wu Road
Guangzhou, China
510030


[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct stock holdings. Dayong Sun is the only "promoter" of our company.

FUTURE SALES BY EXISTING STOCKHOLDERS

28
A total of 3,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933. Under Rule 144, since Dayong Sun is an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director and He owns 3,000,000 restricted shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of
Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed,
29
assuming the sale of all of our shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition. It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PREFERRED STOCK

We do not have a class of preferred stock.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act and the reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not yet selected a stock transfer agent.

CERTAIN TRANSACTIONS

In October 2009, we issued a total of 3,000,000 shares of restricted common stock to Dayong Sun, our sole officer and director. These shares represent 100% of our issued and outstanding shares. This represents the complete interest of our sole current shareholder prior to any future issuance of stock under this registration statement.

LITIGATION
30
We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to October 31, 2009, included in this prospectus have been audited by Kenne Ruan CPA, PLLC, 40 Hemlock Hollow Road, Woodbridge, CT, USA, 06525 telephone: 203-824-0441 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.


LEGAL MATTERS

We have no legal counsel at this time.


FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Kenne Ruan CPA, PLLC 40 Hemlock Hollow Road,
Woodbridge, CT, USA, 06525 telephone: 203-824-0441.




REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Kama Resources Inc.
(A  Development Stage Company)

We have audited the accompanying balance sheet of Kama Resources Inc.(A development stage company) as of October 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from October 19, 2009 (inception) to October 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An
31
audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kama Resources Inc. as of October 31, 2009, and the results of its operations and its cash flows for the period from October 19, 2009 (inception) to October 31, 2009 in conformity with accounting principles generally accepted in the United States of America.
The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.
Woodbridge, Connecticut
December 22, 2009
















                         FINANCIAL STATEMENTS
                          Kama Resources Ltd.
                 (A Development Stage Company)



                                      F-1

                          Kama Resources Inc.
                 (A Development Stage Company)
32
Balance Sheet
 As of October 31, 2009

                                                                           October 31, 2009

Assets

Current Assets - Cash and Cash Equivalent                                  $2,743

Website Development Costs                                                  -

TOTAL ASSETS                                                               $2,743

Liabilities

Current Liabilities                                                        -

             Accounts Payable and Accrued Liabilities - Related Party      -

             Shareholder Loan                                              -

TOTAL CURRENT LIABILITIES                                                  -

Stockholders' Equity - Common Stock

             Authorized:75,000,000 common shares at $0.001 par value

            Issued and Outstanding:3,000,000 common shares at $0.001       3,000
            par value

(Deficit) accumulated during the development stage                         $(257)

TOTAL STOCKHOLDERS' EQUITY                                                 $2,743

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                                $2,743

The accompanying notes are an integral part of these financial statements.




F-2
                          Kama Resources Inc.
                     (A Development Stage Company)
                        Statement of Operations
For the Period From October 19, 2009 (Inception) Through October 31,
                                2009

33
                                                               For the Period From October 19, 2009
                                                               (Inception) Through October 31, 2009

Revenues                                                       -

General and Administrative Expenses

Filing Fees                                                    $194

Bank Charges                                                   $63

Operating Loss                                                 $(257)

Net (loss) for the period                                      $(257)

Net (loss) per share - Basic and Diluted                       $-

Weighted Average Shares Outstanding - Basic and Diluted        3,000,000

The accompanying notes are an integral part of these financial statements.

                         Kama Resources Inc.
                    (A Development Stage Company)
                        Statement of Cash Flows
For the Period from October 19, 2009 (inception) Through October 31,
                                2009

                                                             For the Period from October 19,
                                                             2009 (Inception) Through October
                                                             31, 2009

Cash Flow from Operating Activities

       Net loss for the Period                               $(257)

            Imputed interest on related party transactions   -

Changes in non-cash working capital items

       Accounts payable and accrued liabilities              -

Net Cash Flow Used in Operating Activities                   (257)

Financing Activities

       Share Capital Contribution                            $3,000

       Shareholder Loan                                      -

Net Cash Flow Provided by Financing Activities               $3,000

Net Change in Cash                                           $2,743

Cash, Beginning of Period                                    -

Cash, End of Period                                          $2,743

 34
The accompanying notes are an integral part of these financial statements.





F-4
                         Kama Resources Inc.
                     (A Development Stage Company)
            Statement of Changes in Stockholders' Deficit
For the Period from October 16, 2009 (inception) Through October 31,
                                2009

                Common Stock                      Additional       Deficit          Total
                Shares           Amount           Paid-in Capital  Accumulated      Stockholders'
                                                                   During the       Equity
                                                                   Developmental
                                                                   Stage

Common Stock
issued for      3,000,000        $3,000                                             $3,000
cash at $0.001
per share,
October 31,
2009

Net Loss for
the Year End                                                       (257)            (257)
October 31,
2009

Balance, as at
October 31,     3,000,000        $3,000           -                (257)            $2,743
2009

The accompanying notes are an integral part of these financial statements.


 F-5

                         Kama Resources Inc.
                    (A Development Stage Company)
                  Notes to the Financial Statements
 For the Period from October 19, 2009 (Inception) to October 31, 2009

NOTE 1   Nature and Continuance of Operations
The Company is a development stage company, which was incorporated on October 19, 2009. Operations started on that Date. These financial statements have been prepared on a going concern basis. The company has accumulated a deficit of $ 257.00 since its inception and has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.
The Company's year-end is October 31.

NOTE 2 - Summary of Significant Accounting Policies
Basis of Presentation
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.
The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Development Stage Company
The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Impairment of Long Lived Assets
The company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.
 Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates and Assumptions

36
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation
The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:
At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.
The Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.

Financial Instruments
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

Income Taxes
The Company uses the assets and liability method of accounting for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Basic Income (Loss) Per Share Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of October 31, 2009.

Basic and Diluted Net Loss Per Share
In accordance with SFAS No. 128, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at October 31,
37
2009, diluted net loss per share is equivalent to basic net loss per share.

Stock Based Compensation
The Company did not grant any stock options during the period ended October 31, 2009.
The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the estimated grant-date fair value.

Comprehensive Income
The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.
The Company has no elements of "other comprehensive income" during the period ended October 31, 2009.

New Accounting Standards
Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Accounting Basis
The Company  uses the accrual  basis of  accounting  and  accounting principles generally  accepted in the United  States of America
("GAAP" accounting). The Company has adopted a October 31 fiscal year end.

Dividends

The company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Advertising Costs
The company's policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period from October 19, 2009 through October 31, 2009.

Revenue Recognition

The company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Recent Accounting Pronouncements

38
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled "Subsequent Events". Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10)provides that financial statements are considered "issued" when they are widely distributed for general use and reliance in a form and format that complies withGAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively.

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. ("SFAS 168" or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company's results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the company's financial position, operations or cash flows.




NOTE 3- Capital Stock
On October 18, 2009, the Company issued 3,000,000 common shares at $0.001 per share to the sole director of the Company for the total proceeds of $3,000.


 F-6
                          Kama Resources Inc.
                     (A Development Stage Company)
                              Balance Sheet
              As at January 31, 2010 and October 31, 2009


39
                                                                 January 31,     October 31,
                                                                 2010
                                                                 (Unaudited)     2009

Assets

Current Assets - Cash and Cash Equivalents                       $1,240          $2,743

Website Development Costs                                        -               -

TOTAL ASSETS                                                     $1,240          $2,743

Liabilities

Current Liabilities                                              -               -

             Accounts Payable and Accrued Liabilities - Related  -               -
Party

             Shareholder Loan                                    -               -

TOTAL CURRENT LIABILITIES                                        -               -

Stockholders' Equity - Common Stock

             Authorized:75,000,000 common shares at $0.001 par
                      value

       Issued and Outstanding: 3,000,000 common shares at        3,000           3,000
               $0.001 par value

             Deficit Accumulated during Development Stage        $(1,760)        $(257)

TOTAL STOCKHOLDERS' EQUITY                                       $1,240          $2,743

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                      $1,240          $2,743

The accompanying notes are an integral part of these financial statements.

F-7










40

Kama Resources Inc.
 (A Development Stage Company)
Statement of Operations






General and Administrative Expenses           Three Months to  Cumulative Results
                                              January 31, 2010 From Inception
                                              (Unaudited)      (October 19, 2009)
                                                               to January 31, 2010
                                                               (Unaudited)

Filing Fees                                   -                $194

Bank Charges                                  $3               $66

Professional Fees                             $1,500           $1,500

Operating Loss                                $(1,503)         $(1,760)

Net (loss) for the period                     $(1,503)         $(1,760)

Net (loss) per share - Basic and Diluted      -                -

Weighted Average Shares Outstanding - Basic   3,000,000        3,000,000
and Diluted

The accompanying notes are an integral part of these financial statements.


















41
Kama Resources Inc.
(A Development Stage Company)
 Statement of Cash Flows



                                              Three Months to  Cumulative
                                              January 31,      Results to
                                              2010 (Unaudited) Inception
                                                               (October 19,
                                                               2009) to January
                                                               31, 2010
                                                               (Unaudited)

Cash Flow from Operating Activities

       Net loss for the Period                $(1,503)         $(1,760)

            Imputed interest on related       -                -
party transactions

Changes in non-cash working capital items

       Accounts payable and accrued           -                -
liabilities

Net Cash Flow Used in Operating Activities    $(1,503)         $(1,760)

Financing Activities

       Share Capital Contribution             -                $3,000

       Shareholder Loan                       -                -

Net Cash Flow Provided by Financing           -                $3,000
Activities

Net Change in Cash                            $(1,503)         $1,240

Cash, Beginning of Period                     $2,743           -

Cash, End of Period                           $1,240           $1,240

The accompanying notes are an integral part of these financial statements.











42
                         Kama Resources Inc.
                     (A Development Stage Company)
            Statement of Changes in Stockholders' Deficit
For the Period from October 19, 2009 (inception) Through January 31,
                                2010


                Common Stock                      Additional       Deficit          Total
                Shares           Amount           Paid-in Capital  Accumulated      Stockholders'
                                                                   During the       Equity
                                                                   Developmental
                                                                   Stage

Common Stock
issued for      3,000,000        $3,000                                             $3,000
cash at $0.001
per share,
October 31,
2009

Net Loss for
the Year End                                                       (257)            (257)
October 31,
2009

Balance, as at
October 31,     3,000,000        $3,000           -                (257)            $2,743
2009

Net Loss for
the Period                                                         $(1,503)         $(1,503)
October 19,
2009 to
January 31,
2010
(Unaudited)

Balance as at
January 31,                                                        $(1,760)         $1,240
2010

The accompanying notes are an integral part of these financial statements.


43


                             Kama Resources Inc.
                    (A Development Stage Company)
                  Notes to the Financial Statements
             For the Three Months Ended January 31, 2010

NOTE 1   Nature and Continuance of Operations
The Company is a development stage company, which was incorporated on October 19, 2009. Operations started on the same date.

These financial statements have been prepared on a going concern basis. The company has accumulated a deficit of $ 1760.00 since its inception and has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company's year-end is October 31.

NOTE 2 - Summary of Significant Accounting Policies
Basis of Presentation
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in US dollars. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.
The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Development Stage Company
The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Impairment of Long Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of
44
those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation
The Company's functional currency is the Canadian dollar and its reporting currency is the U.S. dollar. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

The Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.

Financial Instruments
The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

Income Taxes
The Company uses the assets and liability method of accounting for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic Income (Loss) Per Share Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2010.

45
Basic and Diluted Net Loss Per Share
In accordance with SFAS No. 128, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to
common stockholders by the weighted average     number of common
shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at October 31, 2009, diluted net loss per share is equivalent to basic net loss per share.

Stock Based Compensation

As of January 31, 2010, the company has not issued any stock-based payments to its employees.

The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the estimated grant-date fair value.

Comprehensive Income
The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.
The Company has no elements of "other comprehensive income" during the three months ended January 31, 2010.

New Accounting Standards
Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Accounting Basis
The Company  uses the accrual  basis of  accounting  and  accounting principles generally  accepted in the United  States of America
("GAAP" accounting). The company has adopted a October 31 fiscal year end.

Dividends
The company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Advertising Costs
The company's policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the three months ended January 31, 2010.


46
Revenue Recognition
The company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.



Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled "Subsequent Events". Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10)provides that financial statements are considered "issued" when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively.

In June 2009, the FASB issued SFAS 168, the FASB Accounting
Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. ("SFAS 168" or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company's results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 3- Capital Stock
On October 18, 2009, the Company issued 3,000,000 common shares at $0.001 per share to the sole director of the Company for the total proceeds of $3,000.




47
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant are as follows:

                 SEC Registration Fee                  $   100
                 Printing Expenses                            100
                 Accounting Fees and Expenses        2,000
                 Legal Fees and Expenses                 1,000
                 Blue Sky Fees/Expenses                   900
                 Transfer Agent Fees                         900

    -------
                 TOTAL
$5,000

   =======

                    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address                Date                       Shares
        Consideration
----------------                 ----                     -------------

Dayong Sun                         October 19, 2009       3,000,000

Suite 1707-B, 219 Zhong
Shan Wu Road
Guangzhou, China, 510030

We issued the foregoing restricted shares of common stock to Dayong Sun pursuant to Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933. The sale of our shares to Dayong Sun took place outside the United States of America and Dayong Sun is non-US persons as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of our shares and general solicitation was not made to anyone.

                                    EXHIBITS.

The following Exhibits are filed as part of this Registration
Statement:

48
Exhibit No.                        Document Description
-----------                        --------------------

   3.1       Articles of Incorporation.

   3.2       Bylaws.

   4.1       Form of Share Certificate to be attached to the final S-1

   5.1 Opinion of a law firm, regarding the legality of the securities being registered to be attached to the final S-1

  23.1       Consent of Kenne Ruan, Certified Public Accountant.

  99.1       Subscription Agreement.



                                  UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be
49
the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Intentionally omitted.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Intentionally omitted.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
50
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Prospectus on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Changchun, People's Republic of China, on the 31st day of December, 2009.

                              KAMA RESOURCES, INC.


                              BY: /s/ Dayong Sun

----------------------------------------------
                                  Dayong Sun, President, Chief
Executive
                                  Officer, Secretary, Treasurer,
Chief Financial
                                  Officer, Principal Accounting
Officer and
                                  sole member of the Board of
Directors.






51